Exhibit 99.8

AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE LAWS OF ANY STATE.  THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER AND THE VOTING OF THE SECURITIES REPRESENTED BY THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK RESTRICTION AGREEMENT BY AND BETWEEN THE COMPANY AND CERTAIN HOLDERS OF SECURITIES OF THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

$1,232,272.21	August 29, 2003

FOR VALUE RECEIVED, RevCare Inc., a Nevada corporation (the “Company”), promises to pay to Robert Perez, an individual, and Barbara Perez, an individual (collectively, “Holder”), at 9752 Villa Woods Drive, Villa Park, CA 92861, the principal sum of One Million Two Hundred Thirty-Two Thousand Two Hundred Seventy-Two and 21/100 Dollars ($1,232,272.21), plus interest thereon from the date hereof until paid on the terms set forth below; provided, however, that in the event this Note is converted into Stock (as defined herein) as provided herein, any obligation of the Company with respect to payment of such amount shall be terminated.

1.             Maturity Date.  The unpaid principal balance of this Note and all accrued but unpaid interest shall be due and payable on the earlier of (i) September 1, 2005 or (ii) when declared due and payable by the Company upon the occurrence of an Event of Default (as defined below) (the occurrence of any event under either subclause (i) or (ii) shall constitute the “Maturity Date”), unless this Note is earlier converted or paid in accordance with the terms hereof.

2.             Interest.  This Note shall bear interest at the rate of the prime rate of interest charged by the Company’s lender plus four percent (4%) per annum.  The interest shall be paid on the Maturity Date.

3.             Security Interest.  Payment of this Note is secured by a security interest in certain collateral, pursuant to the terms and conditions of that certain Amended and Restated Security Agreement entered into among the Company, Holder and the other parties named as secured parties therein concurrently with the execution of this Note (the “Security Agreement”).

4.             Default; Acceleration.  The entire sum of unpaid principal and any accrued but unpaid interest hereunder shall become immediately due and payable without further notice, demand or presentment, at Holder’s option, upon the occurrence at any time of any of the following events of default (“Events of Default”):

4.1           Default in the payment of any installment of principal or interest when due should such default not be cured within ten (10) days after written notice thereof is delivered to the Company at its last known address; or

4.2           Default under the Security Agreement should such default not be cured within ten (10) days after written notice thereof is delivered to the Company at its last known address; or

4.3           Termination of that certain Employment Agreement between Robert Perez (“Executive”) and the Company dated August 14, 2000, as amended, by the Company for any reason other than “Cause.”  For purposes of this Note, “Cause” shall mean (i) commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or any of their customers, (ii) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its subsidiaries substantial public disgrace or disrepute or economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board of Directors of the Company (the “Board”), (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or (v) any material breach of the Employment Agreement; or

4.4           An assignment by the Company of substantially all of its assets for the benefit of creditors; or

4.5           The adjudication of the Company as a bankrupt (in involuntary or voluntary proceedings); or

4.6           The filing by the Company of a petition under the Federal Bankruptcy Act or any comparable state law for a reorganization, arrangement or other judicial protection upon insolvency; or

The foregoing option to accelerate the indebtedness evidenced hereby may be exercised by Holder at any time after the occurrence of any of the events of default.  The failure to exercise said option upon the occurrence of one or more of such events of default shall not prevent its exercise upon the reoccurrence of such an event of default or upon the occurrence of any other event of default.

5.             Optional Conversion.  All or any portion of the unpaid principal balance and any accrued but unpaid interest outstanding under this Note may be converted into fully paid and nonassessable shares of capital stock of the Company (the “Stock”) concurrently upon or at any time following a Financing (as defined below) at the option of Holder.  The Stock shall have all of the rights, preferences and privileges of the capital stock issued in the Financing.  The number of shares of Stock into which this Note is to be converted shall be determined by dividing said unpaid principal balance and all accrued but unpaid interest by the Conversion Price.  The “Conversion Price” shall be determined at such time as the Company closes an equity financing  of Stock or debt convertible into Stock with gross proceeds to the Company of least $500,000 (the “Financing”).  The Conversion Price shall be the price per share at which the Stock is sold in the Financing or the price at which the debt converts into Stock.

6.             Conversion Procedure.

6.1           Notice of Conversion.  If Holder desires to convert the Note, Holder shall provide written notice to the Company at RevCare, Inc., 5400 Orange Avenue, Suite 200, Cypress, California 90630, Attention:  Manuel Occiano, Chief Executive Officer, notifying the Company of the requested conversion to be effected.  Within ten (10) days of receipt of such notice, the Company shall respond to Holder’s request in writing, specifying the number of shares of Stock to be issued upon conversion, the amount of accrued interest to be paid in cash, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, this Note.  Such response by the Company shall be delivered to Holder at the address last shown on the records of the Company for Holder or given by Holder to the Company for the purpose of notice.

6.2           Mechanics and Effect of Conversion.  No fractional shares of Stock shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder the amount of outstanding principal or interest that is not so converted.  Upon the conversion of this Note, Holder shall surrender this Note, duly endorsed, at the principal office of the Company.  Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

6.3           Delivery of Stock Certificates.  As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to Holder a certificate or certificates for the number of full shares of Stock issuable upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable for any accrued but unpaid interest and fractional shares as described above.  In the event only a portion of this Note is converted, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to Holder a new Note evidencing the remaining unpaid principal balance of this Note, which Note shall in all other respects be identical with this Note.

6.4           Identical Terms.  Subject to Holder’s execution of any necessary investment documents executed by the other investors in the Financing, any shares of Stock received by Holder pursuant to the conversion of this Note shall have the same rights, preferences and privileges granted to the other investors in the Financing and under such investment documents.

7.             Investment Representations.  Holder hereby makes the representations, warranties and covenants set forth on the Representation Statement attached hereto as Attachment A, as of the date hereof and as of the date of any conversion of this Note, as though such representations, warranties and covenants were fully set forth herein.

8.             Company Right to Prepay Note.  Subject to the earlier conversion of this Note pursuant to Section 5 above, all or any portion of the unpaid principal balance outstanding under this Note may be prepaid at any time during the term of this Note at the option of the Company.  In the event the Company elects to prepay this Note, notice of such election shall be given to Holder not less than sixty (60) days prior to the date of prepayment.  Each such notice shall state the amount of principal to be paid in cash, the date on which such prepayment will occur and the place at which Holder is to surrender this Note to the Company.  Such notice by the Company shall be delivered to Holder at the address last shown on the records of the Company for Holder or given by Holder to the Company for the purpose of notice.  In the event only a portion of this Note is prepaid, the Company shall, at the time of prepayment and receipt of this Note, deliver to Holder a new Note evidencing the remaining unpaid principal balance of this Note, which Note shall in all other respects be identical with this Note.

9.             Assignment.  Subject to the restrictions on transfer described in Section 11 below, the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.           Amendments; Waivers.  Any term of this Note may be amended or waived with the written consent of the Company and Holder.  Any amendment or waiver effected in accordance with this Section 10 shall be binding upon Holder, each future Holder and the Company.  No waivers of, or exceptions to, any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision and shall not be valid unless in writing.

11.           Transfers.  This Note may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters).  Subject to compliance with such applicable federal and state securities laws, title to this Note may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

12.           No Stockholder Rights.  Prior to the conversion hereof, nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of Company or any other matters or any rights whatsoever as a stockholder of Company.

13.           Attorneys’ Fees; Waivers.   The Company agrees to pay Holder’s reasonable costs incurred in collecting and enforcing this Note, including reasonable attorneys’ fees.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

14.           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its conflict of laws principles).

15.           Amendment and Restatement of Prior Notes.  This Note contemporaneously amends and restates, in its entirety, that certain Secured Convertible Promissory Note dated August 14, 2000 issued by Company in favor of Holder in the original principal amount of $1,225,000.

16.           Subordination.  This Note and the rights of Holder hereunder and under the Security Agreement are subordinate to the rights of Bridge Bank, N.A. pursuant to the terms of a Subordination Agreement (the “Subordination Agreement”).  Nothing contained in this Note shall directly or indirectly modify the provisions of the Subordination Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt (as defined in the Subordination Agreement) or the subordination of the security interest or lien that Holder may have in any property of the Company or its subsidiaries.

17.           Intercreditor Agreement.  This Agreement and the rights of Holder hereunder are subject to the terms of an Amended and Restated Intercreditor Agreement of even date herewith, as such agreement may be amended from time to time (the Intercreditor Agreement”).  Nothing contained in this Note shall directly or indirectly modify the provisions of the Intercreditor Agreement in any manner which might terminate or impair the parties’ rights under such agreement and in the event of any conflict between this Note and the Intercreditor Agreement, the Intercreditor Agreement shall control.

IN WITNESS WHEREOF, the Company has caused this Note to be issued in Cypress, California as of the date set forth above.

RevCare, Inc.
a Nevada corporation

	By:	/s/ Manuel Occiano
	Name:	Manuel Occiano
	Title:	President

Acknowledged and Agreed:

/s/ Robert J. Perez
Robert Perez

/s/ Barbara Perez
Barbara Perez

DO NOT DESTROY THIS ORIGINAL NOTE: When paid, said original Note must be surrendered to Company for cancellation and retention.